Exhibit 99

    TRANSGENOMIC'S WAVE(R) SYSTEM USED FOR EARLY DETECTION OF DRUG RESISTANCE
                      MUTATIONS IN CHRONIC MYELOID LEUKEMIA

            STUDY IN JOURNAL OF CLINICAL ONCOLOGY HIGHLIGHTS RESULTS

    OMAHA, Neb., June 20 /PRNewswire-FirstCall/ -- Transgenomic Inc. (Nasdaq:
TBIO) announced today the publication of a study demonstrating the ability of its WAVE System to enable detection of mutations in the BCR-ABL gene that are associated with development of resistance to imatinib therapy in Chronic Myeloid Leukemia (CML) patients. Importantly, in three out of nineteen patients harboring BCR-ABL mutations, the mutations were detectable 1-2 months from the onset of therapy only by denaturing HPLC performed with the WAVE system, but were not detectable by direct DNA sequencing. Since all but four patients with mutations had sustained hematologic responses to imatinib at the time of mutation detection, early mutation screening may serve to identify patients at risk of developing drug resistance.

    Dr. Giovanni Martinelli (Institute of Hematology and Medical Oncology, University of Bologna, Italy) and colleagues described this work in an article entitled "ABL Mutations in Late Chronic Phase Chronic Myeloid Leukemia Patients with Up-Front Cytogenetic Resistance to Imatinib are Associated with a Greater Likelihood of Progression to Blast Crisis and Shorter Survival: A Study by the GIMEMA Working Party on Chronic Myeloid Leukemia", by Soverini et al, which was published in the Journal of Clinical Oncology on June 20.

    Dr. Martinelli commented on the significance of this body of work and the role of the WAVE System. "As many as 40% of late chronic phase patients fail to reach a major cytogenetic response while receiving imatinib therapy. Our results suggest that within the non-responder population, the presence of BCR-ABL mutations may identify a subset of patients with a particularly poor prognosis. In addition, our data suggest that denaturing HPLC performed on the WAVE System offers a valuable approach for the early detection of mutations likely to lead to imatinib resistance."

    Collin D'Silva, Transgenomic's CEO, said, "The important work by Dr. Martinelli's group provides an excellent example of efforts to relate molecular mechanisms of disease to patient outcomes. We believe our WAVE System addresses an increasing need for early detection of molecular events that predict clinical outcomes to facilitate patient-specific disease management. The work of Dr. Martinelli's group represents a significant step towards realizing this goal."

    About Transgenomic
    Transgenomic is a global company that provides versatile and innovative products and services to the medical research and pharmaceutical markets. Transgenomic's WAVE Systems are specifically designed for use in genetic variation detection. They have broad applicability to genetic research and molecular diagnostics. The emerging pursuit of personalized medicine is driving the ongoing need to detect new, uncharacterized mutations and genetic polymorphisms. The high analytical sensitivity of the WAVE System makes it a uniquely enabling technology for the advancement of personalized medicine. To date there have been over one thousand systems installed in over 30 countries around the world. In addition to the sale of systems and consumables Transgenomic provides services to pharmaceutical and biopharmaceutical companies in preclinical and clinical development of targeted therapeutics. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

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    Forward-Looking Statement
    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic Inc.
    -0-                             06/20/2005
    /CONTACT: Mitchell L. Murphy, +1-402-452-5418, mmurphy@transgenomic.com, or Robert J. Pogulis, Ph.D., +1-845-782-9617, rpogulis@transgenomic.com, both of Transgenomic Inc.; or Investors, Paul G. Henning of Cameron Associates, +1-212-554-5462, phenning@cameronassoc.com, for Transgenomic Inc./
    /Web site:  http://www.transgenomic.com /

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